Samuel G. Coppersmith (602) 381-5461 scoppersmith@csblaw.com

May 19, 2009

Conyers Dill & Pearman
2901 One Exchange Square
8 Connaught Place
Central, Hong Kong

Re:           Pantheon Arizona Corp. (SEC File No. 333-155579)

Gentlemen and Ladies:

We have acted as special Arizona counsel to Pantheon Arizona Corp., an Arizona corporation (the “Company”), in connection with the transactions described in the Registration Statement on Form S-4/A under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company on May 6, 2009, as amended through the date hereof (the “Registration Statement”), including, generally, the “Redomestication Proposal” which includes the merger, conversion, and business combination transactions described in the Registration Statement.  The terms “merger,” “conversion,” “business combination,” and other defined terms not otherwise defined in this letter have the meanings ascribed to them in the Registration Statement.

In rendering this opinion, we have examined: (i) the Articles of Incorporation and Bylaws of the Company as amended to date, attached as appendices to the prospectus which forms part of the Registration Statement; (ii) resolutions of the Company’s Board of Directors; and (iii) such statutory provisions, certificates, and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed.  We also have examined such other documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below.  With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents.  As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Conyers Dill and Pearman
May 19, 2009

In connection with the prior issuance of the shares of common stock, warrants, units, and purchase options (the “Equity Securities”) of Pantheon China Acquisition Corp., a Delaware corporation, and the sole shareholder of the Company (“Pantheon Delaware”) issued and outstanding immediately prior to the merger of Pantheon Delaware with and into the Company, we have relied upon the opinion of Graubard Miller dated August 14, 2006, with respect to all such Equity Securities being (i) duly authorized, validly issued, fully paid, and non-assessable, in compliance with applicable Delaware and federal law, and (ii) constituting legal, valid, and binding obligations of Pantheon Delaware, enforceable against it in accordance with its terms, except (x) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (y) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (z) to the extent indemnification provisions contained in such documents, if any, may be limited by applicable federal or state law and consideration of public policy.

Based upon the foregoing and assuming that the merger, conversion, and business combination transactions will be consummated in accordance with the terms of the documents pertaining thereto, without any waiver or breach of any material terms or provisions thereof, we are of the opinion that:

1.	Upon issuance in connection with the merger, the Equity Securities of the Company to be issued in the merger will be duly authorized, validly issued, fully paid, and non-assessable.

2.
The shares of common stock of the Company issuable upon exercise of the warrants, units, and options, if and when issued upon exercise of the warrants, units, and options and upon delivery by the purchaser of the consideration for such shares, will be duly authorized, validly issued, fully paid, and non-assessable.

3.
 Each of the Equity Securities constitutes legal, valid, and binding obligations of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent indemnification provisions contained in such documents, if any, may be limited by applicable federal or state law and consideration of public policy.

This opinion is limited to the law of the State of Arizona.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.”

Conyers Dill and Pearman
May 19, 2009

This opinion is issued in connection with the Registration Statement, and may not be relied on for any other purpose without our prior written consent.  This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,
Samuel G. Coppersmith
For Coppersmith Schermer & Brockelman PLC